Exhibit 8

February 6, 2006		Mayer, Brown, Rowe & Maw LLP 190 South La Salle Street Chicago, Illinois 60603-3441

Main Tel (312) 782-0600
CNH Capital Receivables LLC		Main Fax (312) 701-7711
100 South Saunders Road		www.mayerbrownrowe.com
Lake Forest, Illinois 60045

Re:	CNH Capital Receivables LLC Registration Statement on Form S-3 (Registration No. 333-130656)

Dear Ladies and Gentlemen:

We have acted as special Federal tax counsel for CNH Capital Receivables LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”) with a proposed maximum aggregate offering price to be specified in the final pre-effective amendment to the Registration Statement.  As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a Delaware business trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee.  For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust and an indenture trustee and a Sale and Servicing Agreement among the related Trust, the Company and CNH Capital America LLC as servicer (each, a “Sale and Servicing Agreement”), and the Certificates will be issued pursuant to a Trust Agreement and such Sale and Servicing Agreement.

In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Sale and Servicing, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto and including the form of Certificate of Trust to be filed with the Delaware Secretary of State) and the form of Purchase Agreement between the Company and one or more sellers of receivables (collectively, the “Operative Documents”).

Brussels  Charlotte  Chicago  Cologne  Frankfurt  Houston  London  Los Angeles  Manchester  New York  Palo Alto  Paris  Washington, D.C.
Independent Mexico City Correspondent:  Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as Federal Tax Counsel with respect to an issuance of Notes and Certificates, the statements set forth in the Prospectus forming part of the Registration Statement under the captions “Summary of Terms — Tax Status” in the form of Prospectus Supplement (to the extent they relate to federal income tax consequences) and “U.S. FEDERAL INCOME TAX CONSEQUENCES” (as modified by the statements, if any, set forth under those same headings in the related Prospectus Supplement) accurately reflect our opinion.

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8 thereto.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP